Exhibit 99.1

CONSENT OF KEEFE, BRUYETTE & WOODS, INC.

We hereby consent to the inclusion of our opinion letter to the Board of Directors of DCB Financial Corp (“DCB Financial”) as Annex B to the Proxy Statement and Prospectus which forms a part of Amendment No. 2 to the Registration Statement on Form S-4 filed on the date hereof (the “Registration Statement”) relating to the proposed merger of DCB Financial with and into First Commonwealth Financial Corporation and to the references to such opinion and the quotation or summarization of such opinion contained therein.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

KEEFE, BRUYETTE & WOODS, INC.

Dated: January 19, 2017

Keefe, Bruyette & Woods, a Stifel Company • 787 Seventh Avenue, 5th Floor, New York, NY 10019